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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	13-6908486

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

27600 Northwestern Highway, Suite 200, Southfield, Michigan	48304

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest, Par Value $0.01 Per Share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:    333-113948   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:    Not applicable

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The information required by this Item 1 is set forth under the caption “Description of the Series C Preferred Shares” in the Registrant’s prospectus supplement dated May 26, 2004 and under the caption “Description of Preferred Shares” in the Registrant’s prospectus dated April 22, 2004, each as filed with the Commission on May 27, 2004, under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-113948), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2. Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: June 1, 2004	By:	/s/ Dennis Gershenson

Name: Dennis Gershenson
Title: President/CEO

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amended and Restated Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997.

2.2	Articles Supplementary of the Registrant Classifying
1,150,000 Preferred Shares of Beneficial Interest as 9.5%
Series B Cumulative Redeemable Preferred Shares of Beneficial
Interest of the Registrant, dated November 8, 2002,
incorporated by reference to Exhibit 4.1 to the Current Report of the Registrant on Form 8-K dated November 5, 2002.

2.3	Articles Supplementary of the Registrant Classifying 2,018,250 7.95% Series C Cumulative Convertible Preferred Shares of Beneficial Interest.

2.4	Bylaws of the Registrant adopted October 2, 1997, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997.

2.5	Form of certificate evidencing 7.95% Series C Cumulative Convertible Preferred Shares, Liquidation Preference $28.50 Per Share, Par Value $.01 Per Share.

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